EXHIBIT 10

iVILLAGE INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into by and between iVillage Inc., a Delaware corporation (the “Company”), and Douglas McCormick (“Employee”) effective as of May 31, 2005 (the “Effective Date”).

In consideration of the mutual covenants and agreements hereinafter set forth, the Company and Employee hereby agree as follows:

AGREEMENT

1.             EMPLOYMENT.  The Company hereby employs Employee to serve as Chief Executive Officer and Chairman of the Board of Directors of the Company with such duties and responsibilities as are usually vested in the office of chief executive officer of a corporation and as otherwise set forth in the Company’s By-Laws, and in such other executive and managerial capacities consistent with his status and title as are determined by the Board of Directors of the Company.

Unless earlier terminated or renewed as set forth herein, this Agreement shall terminate on May 31, 2008 (the “Term”).

2.             COMPENSATION.

2.1           Base Salary. During the Term, Employee shall be paid a base salary at the annual rate of six hundred thousand dollars ($600,000) (the “Base Salary”). The Base Salary shall be payable in installments consistent with the Company’s payroll practices and may be increased at the discretion of the Board of Directors of the Company.

2.2           Bonus. Employee shall be eligible to participate in the Company’s bonus plan. During the Term, Employee’s bonus will be targeted at ninety percent (90%) of Employee’s Base Salary or five hundred forty thousand dollars ($540,000). Payment of a Bonus will be based on satisfactory performance of Company, departmental and individual goals and objectives, as determined by the Compensation Committee of the Board of Directors.  However, for fiscal year 2005, Employee’s Bonus will be based on criteria set forth in Exhibit A to this Agreement.  Bonus criteria for fiscal years 2006 and 2007 will be set by the Compensation Committee of the Board of Directors no later than the first quarter of each respective fiscal year.

2.3           Long Term Incentives.

(a) Stock Options:  Employee shall receive a grant of an unvested nonstatutory stock option to purchase 567,000 shares of the Company’s common stock pursuant to a Company stock option plan (the “Initial Grant”).  Subject to Employee’s continued employment and subject to Section 6.1, the Initial Grant will vest in three equal installments of 189,000 option shares on each of the first, second and third anniversaries of the Effective Date.  The per share exercise price of the Initial Grant shall be the closing sales price of a share of Company common stock on the date of grant which is $6.20.  The Initial Grant will be evidenced by the Company’s standard form of stock option agreement which shall executed by and between the Company and the Employee.  The Company will file and use its best efforts to cause to become effective a reoffer prospectus (as defined in Instruction C to Form S-8) with the Securities and Exchange Commission prior to March 1, 2006.

(b) Restricted Stock Units: Employee shall also be entitled to a grant of 50,000 unvested restricted stock units (“RSUs”) on or about each of January 1, 2006, June 30, 2006 and June 30, 2007 (each of the three discrete grants of 50,000 RSUs will be referred to herein as the “First RSUs”, “Second RSUs” and “Third RSUs”, respectively).  Each grant of RSUs will be subject to Employee’s continued employment as Chief Executive Officer and also subject to the terms and conditions of a RSU Agreement approved by the Compensation Committee.  Such RSU Agreement will be substantially similar (i.e., no material changes to the terms thereof) to the agreement attached as Exhibit D hereto. In the event the Compensation Committee does not approve such RSU Agreement, Employee shall be paid equivalent compensation in an amount equal to what Employee would have received if it had been approved. If Employee remains employed as Chief Executive Officer through the Term then all 150,000 RSUs shall vest on May 31, 2008.  If a Change in Control (as defined herein) occurs during Employee’s employment and prior to the end of the Term, any RSUs not as yet granted shall be granted as of the effective date of the Change in Control and all 150,000 RSUs shall also then be fully vested.  Any vested RSUs shall entitle Employee to a lump sum cash payment as soon as practicable (but not more than 45 days) after the vesting date with such cash amount equal to the number of vested RSUs multiplied by the fair market value of a share of the Company’s common stock (as defined in the RSU Agreement) as of the vesting date.  Subject to Section 6.1, all unvested RSUs will be canceled without consideration upon Employee’s termination of employment and all vested RSUs (including but not limited to any RSUs that vest as a result of Section 6.1) shall also be canceled upon payment of the requisite cash amount to Employee.  The numbers of RSUs referenced above shall be subject to appropriate adjustments by the Company in the event of a Company stock split, reverse stock split, recapitalization, stock dividend, combination or exchange of shares, or similar transaction affecting the Company’s capital structure.

(c) Performance Units:  Employee shall be entitled to a one time grant of 100,000 performance units (“PUs”) on or about January 1, 2006. The grant of PUs will be subject Employee’s continued employment as Chief Executive Officer and also subject to the terms and conditions of a PU Agreement approved by the Compensation Committee.  Such PU Agreement will be substantially similar (i.e., no material changes to the terms thereof) to the agreement attached as Exhibit E hereto. In the event the Compensation Committee does not approve such PU Agreement, Employee shall be paid equivalent compensation in an amount equal to what Employee would have received if it had been approved.  If Employee remains employed as Chief Executive Officer through the Term then all 100,000 PUs shall vest on May 31, 2008.  If a Change in Control (as defined herein) occurs during Employee’s employment and prior to the end of the Term, any PUs not as yet granted shall be granted as of the effective date of the Change in Control and all PUs shall also then be fully vested.  Any vested PUs shall entitle Employee to a lump sum cash payment as soon as practicable (but not more than 45 days) after the vesting date in an amount equal to the number of vested PUs multiplied by the fair market value of a share of the Company’s common stock (as defined in the PU Agreement) as of the vesting date multiplied by the “Applicable Percentage” (as defined in this subsection).  Subject to Section 6.1, all unvested PUs will be canceled without consideration upon Employee’s termination of employment and all vested PUs (including but not limited to any PUs that vest as a result of Section 6.1) shall also be canceled upon payment of the requisite cash amount to Employee.  For purposes of this Agreement, “Applicable Percentage” shall mean, on the PU vesting date, either:  (i) 0% if the fair market value of one share of Company common stock is less than $8.00, (ii) 50% if the fair market value of one share of Company common stock is equal to or greater than $8.00 and less than $9.00, (iii) 100% if the fair market value of one share of Company common stock is equal to or greater than $9.00 and less than $10.00, or (iv) 150% if the fair market value of one share of Company common stock is equal to or greater than $10.00.  The threshold dollar values referenced in the preceding sentence and the numbers of PUs referenced above shall be subject to appropriate adjustments by the Company in the event of a Company stock split, reverse stock split, recapitalization, stock dividend, combination or exchange of shares, or similar transaction affecting the Company’s capital structure.  For purposes of determining the Applicable Percentage, the fair market value of a Company common share shall be as defined in the PU Agreement.

2.4           Payment. Payment of all compensation to Employee hereunder (including any payment under Section 6.1) shall be subject to all applicable employment and withholding taxes and other customary deductions.

3.             OTHER EMPLOYMENT BENEFITS.

3.1           Business Expenses.  Upon submission of itemized expense statements in the manner and form regularly specified by the Company, Employee shall be entitled to reimbursement for reasonable travel (generally first class or business class air fare if first class is unavailable) and other reasonable business expenses incurred by Employee in the performance of his duties under this Agreement in accordance with the Company’s travel and entertainment policy.

3.2           Fringe Benefits.  The Company shall make Employee the beneficiary of and Employee shall receive the standard package of fringe benefits as the Company generally provides to its other senior executive officers.  Fringe benefits to be included in this standard benefit package include, but are not limited to, medical and dental insurance coverage, disability insurance, four (4) weeks of paid vacation per year, holidays and sick leave. Participation in such fringe benefit programs will be subject to certain employee contributions that may from time to time regularly be applicable to such programs.

3.3           Administrative Assistant.  During the term of this Agreement, the Company shall employ Employee’s current administrative assistant (or in Employee’s sole discretion, a substitute administrative assistant) on terms at least as favorable as her existing compensation package, subject to changes in Company-wide benefit programs.

3.4           No Other Benefits.  Employee understands and acknowledges that the compensation specified in Sections 2 and 3 of this Agreement shall be in lieu of any and all other compensation, benefits and plans.

4.             EMPLOYEE’S BUSINESS ACTIVITIES.  Employee shall devote substantially all of his professional time, attention and energy exclusively to the business and affairs of the Company and its affiliates, as its business and affairs now exist and as they hereafter may be changed. In addition, Employee will not engage in any consulting activity except with the prior written approval of the Company (which shall not be unreasonably withheld), or at the direction of the Company, except for consultancies for companies listed on Exhibit B hereto, provided that such consultancies do not materially detract from Employee’s ability to perform his obligations hereunder.  The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any significant services on his part in the operation of the affairs of the businesses or entities in which such investments are made. In addition, the foregoing shall not be construed as preventing Employee from engaging in activities involving charitable, educational, religious and other similar types of organizations and activities, or from serving as a director of other companies, so long as such activities do not interfere with the performance of his duties hereunder or otherwise violate the terms hereof.

5.             OBLIGATION NOT TO COMPETE.  Employee acknowledges the highly confidential nature of information regarding the Company’s businesses, customers, suppliers, employees, agents, independent contractors and consultants. Employee hereby agrees that (a) while he is employed by the Company and (b) during the one (1) year period following his termination of employment with the Company pursuant to Section 6.1  (the “Restricted Period”), Employee shall not engage in, assist others in engaging in or provide services to any organization, proprietorship or entity that engages in any business in which the Company or its affiliates is actively engaged or is actively considering engagement at the time of termination of Employee’s employment (“Competitive Business”).  Employee also agrees that, during the Restricted Period, he shall not in any manner directly or indirectly, solicit, or encourage any customer, distributor, supplier, employee, agent, independent contractor, consultant or any other person or company to terminate or alter its relationship with the Company or its affiliates.  Each of the following activities shall, without limitation, be deemed to violate the provisions of this Section 5: to engage in, work with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one’s name or any part thereof to be used in connection with, an enterprise or endeavor, either individually, in partnership, or in conjunction with any person or persons, firms, associations, companies, or corporations, whether as a principal, agent, shareholder, employee, officer, director, partner, consultant or in any other manner whatsoever, which engages in a Competitive Business; provided, however, that (i) Employee and/or his affiliates shall retain the right to invest in or have an interest in entities provided that said interest does not exceed five percent (5%) of the voting control of said entity and (ii) the Company and Employee acknowledge that the Employee and/or his affiliates currently have investments in, consultancies with and/or serve on the Board of Directors of (and may retain such positions), the entities listed on Exhibit B attached hereto.

6.             TERMINATION OF EMPLOYMENT AND EFFECTS OF TERMINATION.

6.1           Events of Termination.  Employee’s employment with the Company shall terminate upon any one of the following (such last day of Employee’s employment is referred to herein as the “Termination Date”):

(a)           The Company provides Employee with written notice of the Company’s intent to terminate Employee’s employment with the Company without cause, in which case termination shall be effective on the date specified in such written notice, which shall be a date no earlier than thirty (30) days after the date of the Notice unless Employee consents to an earlier date.  In the event of termination under this subparagraph (a), the Company shall pay or provide to Employee the items referenced below in subparagraphs (i) through (viii):

(i)            the accrued compensation and benefits otherwise payable to Employee under Sections 2 and 3 through the Termination Date (including pay for accrued but unused vacation and any then outstanding expense reimbursements);

(ii)           an amount equivalent to the Base Salary that Employee would have earned had he remained employed through the end of the Term;

(iii)          an amount equivalent to any bonus which would have been earned by Employee had he remained employed through the end of the Term (at the bonus target specified in Section 2.2 above); provided that, in the event Employee is terminated in fiscal year 2008, Employee’s bonus for fiscal year 2008 shall be pro-rated to reflect the percentage of fiscal year 2008 in which Employee was employed; and provided further that Employee shall not be entitled to receive severance equal to such bonus compensation for prior completed fiscal years for which he (A) already received a bonus or (B) did not satisfy the applicable bonus criteria;

(iv)          continued insurance coverage on Employee for the remainder of the Term (subject to applicable law and applicable employee contributions);

(v)           immediate acceleration of the vesting period for any outstanding unvested stock options, RSUs and PUs then held by Employee;

(vi)          the following alternative number of fully vested RSUs will be granted to Employee as of the Termination Date (assuming that such following RSUs had not been previously granted to Employee pursuant to Section 2.3(b)): If the Termination Date is prior to January 1, 2006, then the number of vested RSUs to be granted is equal to the sum of (x) the First RSUs, plus (y) the Second RSUs multiplied by the number of days Employee was employed as Chief Executive Officer between July 1, 2005 and June 30, 2006 divided by 365;  If the Termination Date is on or after January 1, 2006 and prior to July 1, 2006, then the number of vested RSUs to be granted is equal to the Second RSUs multiplied by the number of days Employee was employed as Chief Executive Officer between July 1, 2005 and June 30, 2006 divided by 365;  If the Termination Date is on or after July 1, 2006 and before July 1, 2007, then the number of vested RSUs to be granted is equal to the Third RSUs multiplied by the number of days Employee was employed as Chief Executive Officer between July 1, 2006 and June 30, 2007 divided by 365 ;

(vii)         if the Termination Date is prior to January 1, 2006 and the PUs have not yet been granted pursuant to Section 2.3(c), then such PUs shall be granted to Employee as of the Termination Date and shall also be fully vested; and

(viii)        all outstanding stock options then held by Employee will remain exercisable for the earlier of a period of three (3) years after the Termination Date or the scheduled termination date of such stock option.

Notwithstanding the foregoing, in no event shall the sum of subparagraphs (ii) and (iii) be less than the greater of $870,000 or an amount equal to Employee’s base pay and highest paid bonus for any completed year of the term of this Agreement  (“Minimum Severance Payment”).  Employee’s rights under the Company’s benefit plans of general application shall be determined under the provisions of those plans. All pay and benefits described in subparagraphs (ii) through (viii) of this section are conditioned upon execution (and non-revocation by Employee) of appropriate and customary termination and release agreements to be negotiated in good faith by the parties.  Cash severance shall be paid in a lump sum as soon as practicable following the execution (and passage of any applicable revocation period without Employee’s revocation) of the termination and release agreement to the extent permitted by applicable law.  Employee shall continue to comply with Section 5 after termination pursuant to this subparagraph (a).

(b)           The Company determines, in good faith, that Employee should be terminated for “cause” as defined in Section 6.2 below, in which case termination shall be effective on the date that written notice of termination is hand-delivered to Employee by the Company (or, if the Company is unable to hand-deliver such notice to Employee, the date that such notice is mailed or faxed to Employee pursuant to Section 10.9).  In the event of termination under this subparagraph (b), the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 2.1 through the Termination Date (including pay for accrued but unused vacation and any then outstanding expense reimbursements), and the Company will have no obligation to pay Employee the Base Salary or any bonus or other compensation for the remainder of the Term. Employee’s rights under the Company’s benefit plans of general application shall be determined under the provisions of those plans. Employee shall continue to comply with Section 5 after termination pursuant to this subparagraph (b).

(c)           The resignation by Employee for “good reason” as defined in Section 6.3 below, in which case resignation shall be effective on the date that written notice of Employee’s resignation is delivered to the Company pursuant to Section 10.9.  In the event of resignation under this subparagraph (c), the Company shall pay Employee the compensation and benefits described in subparagraph (a) of this section under the same terms and conditions described in subparagraph (a).

(d)           The effective date of any voluntary termination by Employee other than for “good reason”. In the event of termination under this subparagraph (d), the Company shall pay Employee the compensation and benefits described in subparagraph (b) of this section under the same terms and conditions described in subparagraph (b).

(e)           The date of Employee’s death or permanent disability. Permanent disability may be deemed to occur, at the Company’s discretion communicated by written notice to Employee, if Employee is incapacitated or disabled by accident or sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for a period of 120 consecutive days.  In the event of termination under this subparagraph (e), the Company shall pay Employee or his estate the compensation and benefits otherwise payable to Employee under Section 2.1 through the Termination Date (including pay for accrued but unused vacation and any then outstanding expense reimbursements), and the Company will have no obligation to pay Employee or his estate the Base Salary, any bonus or other compensation for the remainder of the Term. Employee’s rights under the Company’s benefit plans of general application shall be determined under the provisions of those plans or the provision of any agreement executed pursuant to those plans. Employee shall continue to comply with Section 5 after termination as a result of permanent disability pursuant to this subparagraph (e).

(f)            The date of Employee’s Retirement.  In the event Employee retires during the term of this Agreement, or if this Agreement is not renewed and no new Agreement is entered into as a result of Employee’s retirement (defined as Employee’s voluntary agreement to cease working for a Competitive Business or in the capacity of a senior executive for any business), Employee will be entitled to the benefits described in subparagraph (d) hereto and in addition any outstanding vested stock options then held by Employee will remain exercisable for the earlier of a period of five (5) years after the Termination Date or the scheduled termination date of such stock options, provided Employee’s retirement status remains unchanged.

(g)           In the event of a termination of Employee’s employment pursuant to this Section 6.1, the Company and Employee agree to work together in good faith to issue a joint press release discussing such termination with such language as shall be mutually agreed by the parties.  Under no circumstances shall Employee be required to obtain suitable employment elsewhere upon termination of this Agreement or otherwise mitigate any post-termination payments required to be made to Employee by the Company.

6.2           Termination For “Cause” Defined.  For purposes of Sections 6.1(a) and 6.1(b) above, “cause” for Employee’s termination shall exist at any time after the happening of one or more of the following events:

(a)           Employee has breached any material provision of this Agreement or any other agreement between the Company and the Employee, which breach is not cured within thirty (30) days following the delivery to Employee of written notice reasonably describing the alleged breach;

(b)           Employee has engaged in habitual neglect of his duties as an employee of the Company which remains uncured following delivery to Employee of written notice reasonably describing the offending conduct and a reasonable opportunity to cure;

(c)           Employee has committed a material act of dishonesty including, without limitation, Employee’s theft, misuse or unauthorized disclosure of proprietary information;

(d)           Employee is convicted of a felony or a crime involving moral turpitude not involving a conviction for operating a motor vehicle under the influence of alcohol or any other motor vehicle violation; or

(e)           Any chemical dependency or substance abuse resulting in a continuous and material impairment of the Employee’s ability to perform his duties as an employee of the Company.

6.3           Resignation For “Good Reason” Defined.  Employee may regard his employment as being constructively terminated and may, therefore, resign within thirty (30) days of the Employee’s discovery of the occurrence of one or more of the following events, any of which shall constitute “good reason” for such resignation:

(a)           Without the Employee’s prior written consent, the assignment to the Employee of any duties materially inconsistent with the Employee’s position, duties, responsibilities and status with the Company as set forth in this Agreement, whether after a Change in Control (as defined in Exhibit C hereto) or otherwise;

(b)           Without Employee’s consent in each instance, a reduction by the Company of the Employee’s base salary or of any bonus compensation formula applicable to Employee, or the Company’s failure to pay Employee the applicable bonus pursuant to Section 2.2 in any fiscal year despite satisfaction of the corresponding applicable bonus criteria for such fiscal year as set forth in Exhibit A hereto for fiscal year 2005 or by the Compensation Committee of the Company’s Board of Directors for subsequent fiscal years during the Term;

(c)           The Company or any affiliate(s) requiring the Employee to be based anywhere other than within twenty-five (25) miles of the area in which he resides, except for required travel on the Company’s or an affiliate’s business to an extent substantially consistent with the Employee’s present business travel obligations;

(d)           A breach by the Company of any material provision of this Agreement or any other agreement between the Company and the Employee, which breach is not cured within thirty (30) days following the delivery to the Company of written notice reasonably describing the alleged breach;

(E)           THE COMPANY’S NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS FAILS TO NOMINATE EMPLOYEE AS A NOMINEE FOR ELECTION TO THE COMPANY’S BOARD OF DIRECTORS UPON EXPIRATION OF EMPLOYEE’S TERM AS A DIRECTOR OR EMPLOYEE IS REMOVED AS CHAIRMAN OR FROM THE COMPANY’S BOARD OF DIRECTORS DURING HIS TERM WITHOUT CAUSE.  NOTWITHSTANDING THE FOREGOING, REMOVAL OF EMPLOYEE AS CHAIRMAN OF THE BOARD OF DIRECTORS SHALL NOT BE CONSIDERED “GOOD

REASON” UNDER THIS AGREEMENT IF SUCH REMOVAL IS REQUIRED IN ORDER TO COMPLY WITH CHANGES IN LEGAL OR REGULATORY REQUIREMENTS APPLICABLE TO THE COMPANY.

(F)           THE OCCURRENCE OF A CHANGE IN CONTROL OF THE COMPANY (AS DEFINED IN EXHIBIT C) IN WHICH CASE EMPLOYEE SHALL BE ENTITLED TO THE SEVERANCE COMPENSATION DESCRIBED IN SECTION 6.1(A) OF THIS AGREEMENT.  NOTWITHSTANDING THE FOREGOING, EMPLOYEE WILL NOT BE ENTITLED TO THE SEVERANCE COMPENSATION DESCRIBED IN SECTIONS 6.1(A) OR 6.1(C) OF THIS AGREEMENT UPON A CHANGE IN CONTROL IN THE EVENT THAT EMPLOYEE IS OFFERED AND ACCEPTS A POSITION AS CHIEF EXECUTIVE OFFICER OR ITS EQUIVALENT FOR THE SUCCESSOR ENTITY AFTER THE CHANGE IN CONTROL.

(G)          AS OF A DATE AT LEAST THREE (3) MONTHS PRIOR TO THE EXPIRATION OF THE TERM, THE COMPANY SHALL HAVE FAILED EITHER TO PROVIDE EMPLOYEE WITH NOTICE OF THE COMPANY’S INTENTION TO RENEW THIS AGREEMENT ON THE SAME TERMS OR ENTER INTO A NEW AGREEMENT WITH EMPLOYEE ON SUBSTANTIALLY SIMILAR OR BETTER TERMS THAN THIS AGREEMENT.

6.4           Effect of Termination Payments.  Employee agrees and acknowledges that upon Employee’s termination of employment with the Company pursuant to Section 6 of this Agreement, Employee shall only be entitled to the severance payments and benefits (including stock option vesting), if any, specified in Section 6 or in the applicable stock option agreements and such severance payments and benefits shall be in lieu of all other severance payments and benefits which might otherwise be payable to Employee by the Company.

7.             CONFIDENTIALITY; WORKS FOR HIRE.

7.1           Confidentiality.  As used herein, the term “Confidential Information” means all trade secrets or confidential information concerning the business, products, practices or techniques of the Company and/or its affiliates and any third parties with whom they deal, including, but not limited to, price lists, pricing information, product information systems, designs, research, membership lists, members and users personal information, negotiations with regard to corporate transactions, sponsorship and advertising arrangements, contracts and licenses, processes, inventions, developments, proposals, plans, advertiser lists, technical, accounting and financial information of the Company and/or its affiliates, their customers or suppliers (whether or not copyrighted or copyrightable or patented or patentable).  At all times, both during Employee’s employment by the Company and after Employee’s termination, Employee will keep in strict confidence and will not disclose any Confidential Information including, but not limited to, Confidential Information concerning any client, customer, or business partner of the Company, to any person or entity, or make use of any such Confidential Information for Employee’s own purposes or for the benefit of any person or entity, except as may be necessary in the ordinary course of performing Employee’s duties as an employee of the Company.  The term “Confidential Information” does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Employee, (ii) was within the Employee’s possession prior to being furnished to the Employee by or on behalf of the Company pursuant hereto or (iii) becomes available to the Employee on a non-confidential basis from a source other than the Company or any of its present of prospective directors, officers, employees, agents or advisors; provided that with respect to clauses (ii) and

(iii) above, the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.

7.2           Works for Hire.  Employee acknowledges that all right, title and interest he obtains in all works of authorship, designs, computer programs, copyrights and copyright applications, inventions, discoveries, developments, know-how, systems, processes, formulae, patent and patent applications, trade secrets, new products, internal reports and memoranda, strategies, and marketing plans conceived, devised, developed, written, reduced to practice, or otherwise created or obtained by Employee in connection with his employment by the Company (the “Intellectual Property”) are regarded as “works for hire”.  Employee hereby transfers and assigns to the Company all right, title, and interest to the Intellectual Property.  Promptly after Employee obtains knowledge of any Intellectual Property, he will disclose it to the Company.  Upon request of the Company, he will execute and deliver all documents or instruments and take all other action as the Company may deem reasonably necessary to transfer all right, title, and interest in any Intellectual Property to the Company; to vest in the Company good, valid and marketable title to such Intellectual Property; to perfect, by registration or otherwise, trademark, copyright and patent protection of the Company with respect to such Intellectual Property; and otherwise to protect the Company’s trade secrets and proprietary interest in such Intellectual Property.

IN THE EVENT OF THE TERMINATION OF EMPLOYEE’S EMPLOYMENT FOR ANY REASON, EMPLOYEE WILL DELIVER TO THE COMPANY ALL DOCUMENTS, NOTES, DRAWINGS, BLUEPRINTS, FORMULAE, SPECIFICATIONS, COMPUTER PROGRAMS, DATA AND OTHER MATERIALS OF ANY NATURE PERTAINING TO ANY INTELLECTUAL PROPERTY OR TO EMPLOYEE’S WORK WITH THE COMPANY, AND WILL NOT TAKE ANY OF THE FOREGOING OR ANY REPRODUCTION OF ANY OF THE FOREGOING THAT IS EMBODIED IN A TANGIBLE MEDIUM OF EXPRESSION.

8.             ASSIGNMENT AND TRANSFER.  Employee’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be enforceable by, any purchaser of substantially all of the Company’s assets, any corporate successor to the Company or any assignee thereof.

9.             NO INCONSISTENT OBLIGATIONS.  Employee is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company.

10.           MISCELLANEOUS.

10.1         Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflicting provision or rule.

10.2         Entire Agreement.  This Agreement, together with the attached exhibits, contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements between them respecting the subject matter hereof.  Employee acknowledges, represents and warrants to the Company that no oral or written representations have been made to Employee by the Company, or any representative of the Company regarding (a) the Company’s financial condition or its prospects or (b) any obligation, commitment or understanding on behalf of the Company to continue to employ Employee for any specific period of time except as specifically set forth herein.

10.3         Amendment.  This Agreement may be amended only by a writing signed by Employee and by a duly authorized representative of the Company (other than Employee).

10.4         Severability.  If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

10.5         Construction.  The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Employee.

10.6         Rights Cumulative.  The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive such party’s right to exercise any or all other rights and remedies.

10.7         Nonwaiver.  No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Employee) or other person duly authorized by the Company.

10.8         Remedy for Breach.  The parties hereto agree that, in the event of breach or threatened breach of any covenants of Employee, the damage or imminent damage to the value and the goodwill of the Company’s business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to apply for injunctive relief against Employee in the event of any breach or threatened breach of any of such provisions by Employee, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

10.9         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

iVillage Inc.
500 Seventh Avenue
New York, New York  10018
Attention: Legal Department
Telephone No.: (212) 600-6000
Facsimile No.: (212) 600-6556

if to Employee, to:

Douglas McCormick
1080 Fifth Avenue

Penthouse

New York, New York  10128

Telephone No.: (212) 876-9230
Facsimile No.: (212) 876-2077

with a copy to:

David Alan Miller

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-1901

Telephone No.: (212) 818-8800

Facsimile No.: (212) 818-8881

and

David Alexander

Peyser & Alexander Management Inc.

500 Fifth Avenue, Suite 2700

New York, New York 10110

Telephone No.: (212) 764-6455

Facsimile No.: (212) 921-4249

10.10       Assistance in Litigation.  Employee shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.  If such information or assistance is required after termination of Employee’s employment, Employee shall be entitled to reasonable reimbursement of Employee’s out-of-pocket expenses (excluding attorney’s fees) and, in the event such assistance exceeds ten (10) hours of Employee’s time in the aggregate, for Employee’s time in connection therewith.

10.11       Arbitration.  Any dispute or disagreement arising out of this Agreement or a claimed breach, except that which involves a right to injunctive relief, shall be resolved by arbitration in New York, New York under the Voluntary Labor Arbitration Rules of the American Arbitration Association. The arbitrator’s decisions shall be final and binding upon the parties and judgment may be entered in any court.

10.12       Execution.  This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together will constitute one and the same instrument.

10.13       Amendment.  This Agreement may be amended or modified by written agreement executed by the parties.  Employee will consent to amendments of this Agreement that are required in order for the Company to comply with changes to applicable law or regulation.

10.14       Expenses.  The Company shall reimburse Employee for the reasonable professional fees and expenses incurred by Employee in connection with the negotiation of this Agreement up to a maximum of $15,000 in the aggregate.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

iVILLAGE INC.		EMPLOYEE

By	/s/ Steven Elkes	/s/ Douglas McCormick
Name: Steven Elkes		Douglas McCormick
Title:	Executive Vice President – Operations and Business Affairs

EXHIBIT A

Bonus Calculation for 2005

EBITDA Goal for 2005 is $17.227 million (after appropriate accruals for bonus payments) payable as follows:

95% of Goal =  50% of target bonus

100% of Goal =  100% of target bonus

125% of Goal =  150% of target bonus

150% of Goal =  200% of target bonus

EXHIBIT B

Douglas McCormick and/or McCormick Media, Inc.

Investments, Consultancies and/or Board Seats

Lovelawyer.com

On24.com

Starvest Investments

Waterfront, Inc.

Rho Ventures V Affiliates Fund LP

Circle Graphics

Care 2

Moonstorm, Inc.

EXHIBIT C

DEFINITION OF “CHANGE IN CONTROL”      A “Change in Control” shall mean the occurrence of the following: (a)   An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person”  (as the term person is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of the Company’s common stock (“Shares”) or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section, Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a  “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction”. A”Non-Control Transaction” shall mean a merger, consolidation or reorganization involving the Company in connection with which (i)    the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation; and (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) owns, directly or indirectly, fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities; and (b)   The individuals who, as of May 31, 2005 are members of the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall, for purposes of this definition, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

EXHIBIT D

RESTRICTED STOCK UNIT AGREEMENT

iVillage Inc. (the “Company”) is pleased to inform Douglas McCormick (“you”) that you are being awarded Restricted Stock Units (the “Units”) under this Agreement pursuant to your Employment Agreement.  Capitalized terms not otherwise defined in the body of this Agreement shall have the meaning assigned to them in Paragraph 19.

To the extent they become vested, the Units will entitle you to a cash payment.  The Units are a non-voting bookkeeping device solely to determine the amount of such cash payment.  Each vested Unit represents the right to receive the cash equivalent of the then Fair Market Value of one share of the Company’s Common Stock on the vesting date of that Unit (the “Cash Payment”).

This Agreement sets forth the award dates and number of Units to be awarded, the applicable vesting schedule for the Units, the dates on which the Cash Payment for each vested Unit can become payable to you and the remaining terms and conditions governing your award (the “Award”).

Award Dates:	January 1, 2006, June 30, 2006 and June 30, 2007

Number of Units Subject to Award:

A total of 150,000 Units with 50,000 unvested Units to be awarded on each of the three (3) above Award Dates, respectively, subject to your continued Service.

Notwithstanding the foregoing, if there is a Change in Control that occurs during your period of Service and prior to any of the above Award Dates, any Units scheduled to be awarded under this Agreement in the future shall instead be awarded to you as fully vested Units on the effective date of the Change in Control.

In addition, the Award Date for certain of the ungranted Units will be accelerated to your date of termination of Service under one of the following: (i) if there is a Qualifying Termination prior to January 1, 2006, then you will be awarded a number of vested Units that is equal to the sum of (x) 50,000, plus (y) 50,000 multiplied by the number of days you were employed as Company Chief

Executive Officer between July 1, 2005 and June 30, 2006 divided by 365; or (ii) if there is a Qualifying Termination on or after January 1, 2006 and prior to July 1, 2006, then you will be awarded a number of vested Units that is equal to 50,000 multiplied by the number of days you were employed as Company Chief Executive Officer between July 1, 2005 and June 30, 2006 divided by 365; or (iii) if there is a Qualifying Termination on or after July 1, 2006 and before July 1, 2007, then you will be awarded a number of vested Units that is equal to 50,000 multiplied by the number of days you were employed as Company Chief Executive Officer between July 1, 2006 and June 30, 2007 divided by 365 .

No Units will be awarded after your Service has terminated.

Vesting Schedule:

All Units will vest on May 31, 2008 (“Scheduled Vesting Date”) provided you continuously render Service through the Scheduled Vesting Date. Awarded Units will fully vest earlier on either of the following dates: (i) the date your Service was terminated in a Qualifying Termination or (ii) the effective date of a Change in Control that occurs during your Service. No Units will vest after your Service has terminated.

Other terms of your Award are as follows:

1.      Cash Payment.  A Cash Payment for each vested Unit will be issued to you as soon as practicable (but not more than 45 days) after the vesting of such Unit in accordance with the above Vesting Schedule.  Any Cash Payment under this Agreement shall be reduced by any and all applicable Withholding Taxes.  The Cash Payment following vesting of the corresponding Units shall be in complete satisfaction of such vested Units and such Units shall then be cancelled.

2.      Forfeitability. Should you cease Service prior to vesting in one or more Units subject to your Award, your Award will be cancelled with respect to those unvested Units on the first date you are no longer rendering Service, regardless of the reason for the termination of your Service, except as otherwise expressly provided in the above Vesting Schedule.  You will cease to have any right or entitlement to receive a Cash Payment for any cancelled Units.

Except as otherwise expressly provided in the above Vesting Schedule, the Vesting Schedule requires your continued Service through the applicable vesting date as a condition to the vesting of the applicable Units and the rights and benefits under this Agreement.  Except as otherwise expressly provided in the above Vesting Schedule, Service for only a portion of a vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate the forfeiture that occurs upon the termination of your Service.

3.      Transferability. You may not sell or transfer any interest in your Award, your Units, or pledge or otherwise hedge the sale of those Units, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the Units.  Any attempt by you to do so will result in an immediate forfeiture of all of the Units that are subject to this Agreement.  However, your right to receive a Cash Payment for any Units which have vested at or prior to your death but which remain unpaid at the time of your death may be transferred pursuant to the provisions of your will or trust or the laws of inheritance or to your designated beneficiary following your death.  You may make such a beneficiary designation at any time by filing the appropriate form with the Company.

4.      Stockholder Rights. The Units create no fiduciary duty of the Company to you, and shall create only an unfunded, unsecured contractual obligation on the part of the Company to issue a Cash Payment for vested Units, subject to the terms and conditions of this Agreement and the Employment Agreement.  The Units shall not be treated as property or as a trust fund of any kind.

You will not have any stockholder rights, including voting rights or dividend rights, with respect to the Units.  Except as otherwise provided in Paragraph 5, no adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of a Cash Payment for vested Units.

5.      Adjustments. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments (that are consistent with any adjustments the Company makes to other shareholders or optionholders) will be made to the number of Units that are outstanding or which are still subject to being awarded.

6.      Taxation. You will recognize ordinary income for federal, state and local income tax purposes on each date the Units vest.  You will be solely responsible for payment of any and all applicable taxes.

7.      Withholding Taxes. All applicable Withholding Taxes, as determined by the Company, must be withheld from Cash Payments or otherwise provided for by you at the time the Units vest pursuant to this Agreement.

If any withholding event occurs other than with respect to the vesting of such Units, or if the Company for any reason is unable to satisfy the withholding obligations with respect to the vesting of the Units, the Company shall be entitled to require you to make a cash payment to the Company and/or to deduct from other compensation payable to you the amount of any such withholding obligation.

8.      Notice. Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

9.      Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon you and the legal representatives, heirs and the legatees of your estate.  You may not assign any of your rights or benefits under this Agreement.  The Company may assign this Agreement to any successor(s)-in-interest.

10.    Administration/Indemnification. The Company shall have the exclusive discretionary authority to, in good faith, interpret and construe any term or provision of this Agreement, adopt and change rules and regulations in the administration of the Award, and make modifications to this Agreement to comport with applicable law.  Any such interpretation and/or decisions shall be binding on all persons having an interest in the Award subject to the arbitration provisions of Section 13.

Except arising from any action taken, or failure to act, in bad faith, each person providing services in connection with the administration of the Award under this Agreement, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Award, and (ii) from any and all amounts paid by him or her, with the Company’s prior approval, in settlement thereof or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall have given the Company a reasonable opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without resort to that State’s conflict-of-laws rules.

12.    At Will Employment. Nothing in this Agreement or your Award will provide you with any right to continue in Service or employment for any period of specific duration or interfere with or otherwise restrict in any way your right or the right of the Company to terminate your Service or employment at any time for any reason, with or without cause, or for no reason, subject to the Employment Agreement.

13.    Mandatory Arbitration. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN YOU AND THE COMPANY ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE AWARD OF RESTRICTED STOCK UNITS EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION PURSUANT TO SECTION 10.11 OF THE EMPLOYMENT AGREEMENT WHICH IS INCORPORATED BY REFERENCE HEREIN AS IF SET FORTH FULLY HEREIN.

14.    Amendments and Waivers.  This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the parties hereto; provided, that, the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

15.    Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction.  In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement, is not reasonable or valid, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

16.    Acknowledgement.  You acknowledge that you have had the opportunity to discuss this matter with and obtain advice from your private attorney, have had sufficient time to, and have carefully read and fully understand all the provisions of this Agreement, and are knowingly and voluntarily entering into this Agreement.

17.    No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the Company and you to express the parties’ mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsperson will be applied against any party.

18.    Headings. The headings of the paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof.

19.    Definitions.  The following definitions shall be in effect under the Agreement:

a)                   Agreement shall mean this Restricted Stock Unit Agreement.

b)                  Change in Control shall mean the definition provided in Exhibit C of the Employment Agreement.

c)                   Common Stock shall mean the Company’s common stock.

d)                  Company shall mean iVillage Inc., a Delaware corporation.

e)                   Employment Agreement shall mean the employment agreement, effective as of May 31, 2005, entered into by and between the Company and Douglas McCormick.

f)                     Fair Market Value shall mean, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed or quoted on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Company.

g)                  Qualifying Termination shall mean (i) your Service was terminated prior to the Scheduled Vesting Date by the Company without “cause” (as defined in the Employment Agreement) or by you for “good reason” (as defined in the Employment Agreement) and (ii) you executed and did not revoke the release of claims agreements required by Section 6.1(a) of the Employment Agreement.

h)                  Service shall mean your performance of services for the Company in the capacity of Chief Executive Officer.  For purposes of this Agreement, you shall be deemed to cease Service immediately upon the date which you no longer perform services in the foregoing capacity for the Company.

i)                      Withholding Taxes shall mean the federal, state and local income and employment taxes required to be withheld by the Company in connection with the issuance of a Cash Payment for the Units that vest under the Award.

As a condition of the Award, please execute the Acknowledgment section below to indicate your acceptance of the terms and conditions of your Award.

iVillage Inc.

BY:

TITLE:

DATED:	, 2005

ACKNOWLEDGMENT

I hereby acknowledge and accept the foregoing terms and conditions of the Restricted Stock Unit Award evidenced by this Agreement.  I further acknowledge and agree that the foregoing sets forth the entire understanding between the Company and me regarding my entitlement to receive any Cash Payments subject to such Award and supersedes all prior oral and written agreements on that subject.

SIGNATURE:

DATED:	, 2005

EXHIBIT E

PERFORMANCE UNIT AGREEMENT

iVillage Inc. (the “Company”) is pleased to inform Douglas McCormick (“you”) that you are being awarded Performance Units (the “Units”) under this Agreement pursuant to your Employment Agreement.  Capitalized terms not otherwise defined in the body of this Agreement shall have the meaning assigned to them in Paragraph 19.

To the extent they become vested, the Units will entitle you to a cash payment.  The Units are a non-voting bookkeeping device solely to determine the amount of such cash payment.  Each vested Unit represents the right to receive the cash equivalent of the then Fair Market Value of one share of the Company’s Common Stock on the vesting date of that Unit multiplied by the Applicable Percentage (the “Cash Payment”).

This Agreement sets forth the award date and number of Units to be awarded, the applicable vesting schedule for the Units, the dates on which the Cash Payment for each vested Unit can become payable to you and the remaining terms and conditions governing your award (the “Award”).

Award Date:	January 1, 2006
Number of Units Subject to Award:

100,000 unvested Units to be awarded on the above Award Date, subject to your continued Service.

Notwithstanding the foregoing, if prior to January 1, 2006 there is (i) a Change in Control that occurs during your period of Service or (ii) a Qualifying Termination, the ungranted Units scheduled to be awarded under this Agreement on the Award Date shall instead be awarded to you as fully vested Units on (x) the effective date of the Change in Control or (y) the date of your termination of Service, as applicable.

No Units will be awarded after your Service has terminated.

Vesting Schedule:

All Units will vest on May 31, 2008 (“Scheduled Vesting Date”) provided you continuously render Service through the Scheduled Vesting Date.  Awarded Units will fully vest earlier on either of the following dates:  (i) the date your Service was terminated in a Qualifying Termination or (ii) the effective date of a Change in Control that occurs during your Service.  No Units will vest after your Service has terminated.

Other terms of your Award are as follows:

20.    Cash Payment.  A Cash Payment for each vested Unit will be issued to you as soon as practicable (but not more than 45 days) after the vesting of such Unit in accordance with the above Vesting Schedule.  Any Cash Payment under this Agreement shall be reduced by any and all applicable Withholding Taxes.  The Cash Payment following vesting of the corresponding Units shall be in complete satisfaction of such vested Units and such Units shall then be cancelled.  If the Applicable Percentage is 0% on the vesting date, then there shall be no Cash Payment under this Agreement and all Units shall then be cancelled.

21.    Forfeitability. Should you cease Service prior to vesting in one or more Units subject to your Award, your Award will be cancelled with respect to those unvested Units on the first date you are no longer rendering Service, regardless of the reason for the termination of your Service, except as otherwise expressly provided in the above Vesting Schedule.  You will cease to have any right or entitlement to receive a Cash Payment for any cancelled Units.

Except as otherwise expressly provided in the above Vesting Schedule, the Vesting Schedule requires your continued Service through the applicable vesting date as a condition to the vesting of the applicable Units and the rights and benefits under this Agreement.  Except as otherwise expressly provided in the above Vesting Schedule, Service for only a portion of a vesting period, even if a substantial portion, will not entitle you to any proportionate vesting or avoid or mitigate the forfeiture that occurs upon the termination of your Service.

22.    Transferability. You may not sell or transfer any interest in your Award, your Units, or pledge or otherwise hedge the sale of those Units, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the Units.  Any attempt by you to do so will result in an immediate forfeiture of all of the Units that are subject to this Agreement.  However, your right to receive a Cash Payment for any Units which have vested at or prior to your death but which remain unpaid at the time of your death may be transferred pursuant to the provisions of your will or trust or the laws of inheritance or to your designated beneficiary following your death.  You may make such a beneficiary designation at any time by filing the appropriate form with the Company.

23.    Stockholder Rights. The Units create no fiduciary duty of the Company to you, and shall create only an unfunded, unsecured contractual obligation on the part of the Company to issue a Cash Payment for vested Units, subject to the terms and conditions of this Agreement and the Employment Agreement.  The Units shall not be treated as property or as a trust fund of any kind.

You will not have any stockholder rights, including voting rights or dividend rights, with respect to the Units.  Except as otherwise provided in Paragraph 5, no adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of a Cash Payment for vested Units.

24.    Adjustments. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments (that are consistent with any adjustments the Company makes to other shareholders or optionholders) will be made to the number of Units that are outstanding or which are still subject to being awarded.

25.    Taxation. You will recognize ordinary income for federal, state and local income tax purposes on each date the Units vest.  You will be solely responsible for payment of any and all applicable taxes.

26.    Withholding Taxes. All applicable Withholding Taxes, as determined by the Company, must be withheld from Cash Payments or otherwise provided for by you at the time the Units vest pursuant to this Agreement.

If any withholding event occurs other than with respect to the vesting of such Units, or if the Company for any reason is unable to satisfy the withholding obligations with respect to the vesting of the Units, the Company shall be entitled to require you to make a cash payment to the Company and/or to deduct from other compensation payable to you the amount of any such withholding obligation.

27.    Notice. Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

28.    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon you and the legal representatives, heirs and the legatees of your estate.  You may not assign any of your rights or benefits under this Agreement.  The Company may assign this Agreement to any successor(s)-in-interest.

29.    Administration/Indemnification. The Company shall have the exclusive discretionary authority to, in good faith, interpret and construe any term or provision of this Agreement, adopt and change rules and regulations in the administration of the Award, and make modifications to this Agreement to comport with applicable law.  Any such interpretation and/or decisions shall be binding on all persons having an interest in the Award subject to the arbitration provisions of Section 13.

Except arising from any action taken, or failure to act, in bad faith, each person providing services in connection with the administration of the Award under this Agreement, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the

Award, and (ii) from any and all amounts paid by him or her, with the Company’s prior approval, in settlement thereof or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall have given the Company a reasonable opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

30.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without resort to that State’s conflict-of-laws rules.

31.    At Will Employment. Nothing in this Agreement or your Award will provide you with any right to continue in Service or employment for any period of specific duration or interfere with or otherwise restrict in any way your right or the right of the Company to terminate your Service or employment at any time for any reason, with or without cause, or for no reason, subject to the Employment Agreement.

32.    Mandatory Arbitration. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN YOU AND THE COMPANY ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE AWARD OF PERFORMANCE UNITS EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION PURSUANT TO SECTION 10.11 OF THE EMPLOYMENT AGREEMENT WHICH IS INCORPORATED BY REFERENCE HEREIN AS IF SET FORTH FULLY HEREIN.

33.    Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the parties hereto; provided, that, the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

34.    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction.  In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement, is not reasonable or valid, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

35.    Acknowledgement. You acknowledge that you have had the opportunity to discuss this matter with and obtain advice from your private attorney, have had sufficient time to, and have carefully read and fully understand all the provisions of this Agreement, and are knowingly and voluntarily entering into this Agreement.

36.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Company and you to express the parties’ mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsperson will be applied against any party.

37.    Headings. The headings of the paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof.

38.    Definitions.  The following definitions shall be in effect under the Agreement:

j)                      Agreement shall mean this Performance Unit Agreement.

k)                   Applicable Percentage shall mean, on the Unit vesting date, either:  (i) 0% if the Fair Market Value of one share of Common Stock is less than $8.00, (ii) 50% if the Fair Market Value of one share of Common Stock is equal to or greater than $8.00 and less than $9.00, (iii) 100% if the Fair Market Value of one share of Common

Stock is equal to or greater than $9.00 and less than $10.00, or (iv) 150% if the Fair Market Value of one share of Common Stock is equal to or greater than $10.00.

l)                      Change in Control shall mean the definition provided in Exhibit C of the Employment Agreement.

m)                Common Stock shall mean the Company’s common stock.

n)                  Company shall mean iVillage Inc., a Delaware corporation.

o)                  Employment Agreement shall mean the employment agreement, effective as of May 31, 2005, entered into by and between the Company and Douglas McCormick.

p)                  Fair Market Value shall mean, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed or quoted on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Company.

q)                  Qualifying Termination shall mean (i) your Service was terminated prior to the Scheduled Vesting Date by the Company without “cause” (as defined in the Employment Agreement) or by you for “good reason” (as defined in the Employment Agreement) and (ii) you executed and did not revoke the release of claims agreements required by Section 6.1(a) of the Employment Agreement.

r)                     Service shall mean your performance of services for the Company in the capacity of Chief Executive Officer.  For purposes of this Agreement, you shall be deemed to cease Service immediately upon the date which you no longer perform services in the foregoing capacity for the Company.

s)                   Withholding Taxes shall mean the federal, state and local income and employment taxes required to be withheld by the Company in connection with the issuance of a Cash Payment for the Units that vest under the Award.

As a condition of the Award, please execute the Acknowledgment section below to indicate your acceptance of the terms and conditions of your Award.

iVillage Inc.

BY:

TITLE:

DATED:	, 2005

ACKNOWLEDGMENT

I hereby acknowledge and accept the foregoing terms and conditions of the Performance Unit Award evidenced by this Agreement.  I further acknowledge and agree that the foregoing sets forth the entire understanding between the Company and me regarding my entitlement to receive any Cash Payments subject to such Award and supersedes all prior oral and written agreements on that subject.

SIGNATURE:

DATED:	, 2005